EXHIBIT E
                                                                    ---------

                                                             As of July 1, 1997


I. Information as to each officer, director or partner of Reich & Tang Distributors LP, and with respect to each natural person directly or indirectly owning, controlling or holding with power to vote 5% or more of the outstanding voting securities of Reich & Tang Distributors LP.


Name                Title/Position                        Business Address

Steven W. Duff      Director of the General               600 Fifth Avenue
                    Partner*, President of the            New York, NY  10020
                    Mutual Funds Group of the
                    Limited Partner

Richard E. Smith    Director of the General               600 Fifth Avenue
                    Partner, President of the             New York, NY  10020
                    Capital Management Group of
                    the Limited Partner

Peter S. Voss       President and Director of the         600 Fifth Avenue
                    General Partner                       New York, NY  10020

G. Neal Ryland      Director of the General               600 Fifth Avenue
                    Partner                               New York, NY  10020

Peter J. DeMarco    Executive Vice President of           600 Fifth Avenue
                    the Mutual Funds Group of             New York, NY  10020
                    the Limited Partner*

The following individuals own 5% or more of the General Partner or any Limited Partner of Reich & Tang Distributors LP.

Oscar L. Tang       President; Stockholder                600 Fifth Avenue
                                                          New York, NY  10020
Robert F. Hoerle    Stockholder                           600 Fifth Avenue
                                                          New York, NY  10020
Joseph H. Reich     Stockholder                           600 Fifth Avenue
                                                          New York, NY 10020
------------------------------
*The "General Partner" of Reich & Tang Distributors LP refers to Reich & Tang Asset Management, Inc. ("RTAM") and the "Limited Partner referenced herein refers to Reich & Tang Asset Management L.P. ("RTAM LP")

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     As of the Date hereof, none of the referenced persons own any Units of the
Trust.

II. The business experience during the last five years of each officer and director of Reich & Tang Distributors LP.

Steven W. Duff - President of the Mutual Funds Division of RTAM LP since September 1994. Mr. Duff was formerly Director of Mutual Fund Administration at NationsBank which he was associated with from June 1981 to August 1994. Mr. Duff serves as officer and director for numerous mutual funds advised by RTAM LP.

Richard De Sanctis - Vice President and Treasurer of RTAM and RTAM LP since 1994; Assistant Treasurer of NEIC since 1993. Mr. De Sanctis was formerly Controller of Reich & Tang, Inc. from January 1992 to September 1993 and Vice President and Treasurer of Cortland Financial Group, Inc., and Vice President of Cortland Distributors, Inc. from 1989 to December 1990. Mr. De Sanctis serves as Treasurer for numerous mutual funds advised by RTAM LP.

Bernadette N. Finn - Vice President of RTAM LP since 1994. Ms. Finn was formerly Vice President and Assistant Secretary of Reich & Tang, Inc. which she was associated with from September 1970 to September 1993. Ms. Finn is also Secretary of numerous mutual funds advised by RTAM LP.

Peter S. Voss - President and Director of RTAM since 1994; Chairman and CEO of NEIC since 1993; Chief Executive Officer and Chairman of a predecessor organization to NEIC from 1992 until 1993; and Director of New England Mutual Life Insurance Co. since 1993. Formerly Group Executive Vice President of Bank of America April 1992 to October 1992; and Executive Vice President of Security Pacific National Bank from 1988 through 1992 during which time Mr. Voss was also CEO of Hoare Govett Companies, a subsidiary of Security Pacific National Bank.

G. Neal Ryland - Director of RTAM since 1994; Executive Vice President, CFO and Treasurer of NEIC since 1993. Formerly CFO of The Boston Company From 1989 to 1993.

Richard E. Smith, III - President of the Capital Management Group of RTAM LP since 1994; Executive Vice President of Rhode Island Hospital Trust from 1993 to 1994. Formerly President and CEO of USF & G Review Management Corporation from 1988 to 1992.

Peter J. DeMarco - Executive Vice President of RTAM LP since 1995. Formerly Managing Director of Bear, Stearns & Co. Inc. from 1981 to 1995.

Lorraine C. Hysler - Ms. Hysler has been Secretary of RTAM and RTAM LP since 1994 and Assistant Secretary of NEIC since September 1993. Ms. Hysler has been a Vice President of

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the Mutual Funds Group of RTAM LP since July 1994. Ms. Hysler joined Reich &
Tang, Inc. in May 1977.

Edward N. Wadsworth - Mr. Wadsworth has been Clerk of RTAM since 1994. Mr. Wadsworth is Executive Vice President, General Counsel, Clerk and Secretary of NEIC since 1993. He held comparable posts with a predecessor organization to NEIC from 1989 to 1993. He was Senior Vice President and Associate General Counsel of The New England from 1984 until December 1992.

Richard I. Weiner - Mr. Weiner has been Vice President of the Capital Management Group of RTAM LP since 1994. Mr. Weiner joined Reich & Tang, Inc. in August 1970 and served as a Vice President of such from 1982 to 1993.

III. Each Company which directly or indirectly owns, controls or holds with power to vote 5% or more of the outstanding voting securities of Reich & Tang Distributors LP.

         NEIC LP                   :      Owns 99.5% of the General Partner

         Metropolitan Life         :      Owns 48.5 of the total partnership
         Insurance Company                units of NEIC LP

         Reich & Tang, Inc.        :      Owns 14.6% of the total
         600 Fifth Avenue                 partnership units of NEIC LP
         New York, NY  10020

318148.1